Exhibit 10.30

BOS 48669274v2 SIXTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT THIS SIXTH AMENDMENT to the Amended and Restated Loan and Security Agreement (this “Amendment”) is made effective as of March 8, 2023 (the “Sixth Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CYTOSORBENTS CORPORATION, a Delaware corporation and CYTOSORBENTS MEDICAL, INC., a Delaware corporation (individually and collectively, jointly and severally “Borrower”). WHEREAS, Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 29, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has provided to Borrower certain loans in accordance with the terms and conditions thereof; and WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows: 1. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement. 2. Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order: “Sixth Amendment Date” is March 8, 2023. 3. Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows: “Third Draw Period” means the period commencing on the Fourth Amendment Date and ending on the earlier of (i) March 24, 2023 and (ii) the occurrence of an Event of Default; provided further that no Term C Loan as would cause the aggregate principal amount of Term C Loans to exceed Five Million Dollars ($5,000,000.00) shall be made during the Third Draw Period unless on the Funding Date of such Term C Loan, the Required Reserves Test is met and on or before the Funding Date of such Term C Loan (but no earlier than ten (10) days prior to the Funding Date), the Seventy Five Percent Test is met. 4. Limitation of Amendment. a. The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby. b. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. 5. To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows: DocuSign Envelope ID: 322987CA-FFCE-4C0A-A445-762265F5C225

2 BOS 48669274v2 a. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing; b. Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; c. The organizational documents of Borrower delivered to the Bank on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; d. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, will not constitute an event of default under any material agreement with a Person binding on Borrower, or a breach of any provision contained in the Articles of Incorporation or Bylaws of Borrower; and e. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles. 6. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. 7. This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to the Bank of this Amendment by each party hereto. 8. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. 9. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California. [Balance of Page Intentionally Left Blank] DocuSign Envelope ID: 322987CA-FFCE-4C0A-A445-762265F5C225

ACTIVE 685692146v5 IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to the Amend and Restated Loan and Security Agreement to be executed as of the date first set forth above. CYTOSORBENTS CORPORATION, A DELAWARE CORPORATION By: Name: _____________________________________ Title: CYTOSORBENTS MEDICAL, INC., A DELAWARE CORPORATION By: Name: _____________________________________ Title: WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By: Name: _____________________________________ Title: DocuSign Envelope ID: 322987CA-FFCE-4C0A-A445-762265F5C225 Kathleen P. Bloch Chief Financial Officer Chief Financial Officer Kathleen P. Bloch Christian Ebert Vice President

DocuSign

Certificate Of Completion

Envelope Id: 322987CAFFCE4C0AA445762265F5C225		Status: Completed
Subject: Western Alliance Bank – Loan Documents_Cytosorbents		
Source Envelope:		
Document Pages: 3	Signatures: 3	Envelope Originator:
Certificate Pages: 4	Initials: 0	Kaeleen Weber-Turner
AutoNav: Enabled		1 E Washington St Ste 1400
EnvelopeId Stamping: Enabled		Phoenix, AZ 85004
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		KWeber-Turner@westernalliancebank.com
		IP Address: 38.29.192.249

Record Tracking

Status: Original 3/9/2023 12:26:34 PM	Holder: Kaeleen Weber-Turner KWeber-Turner@westernalliancebank.com	Location: DocuSign

Signer Events

Signer Events	Signature	Timestamp
Kathleen P. Bloch kbloch@cytosorbents.com Chief Financial Officer CytoSorbents Corporation Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: *Kathleen P. Bloch* E9CC9D995260496... Signature Adoption: Pre-selected Style Using IP Address: 69.248.11.122	Sent: 3/9/2023 12:28:56 PM Viewed: 3/9/2023 12:31:44 PM Signed: 3/9/2023 12:31:59 PM

Authentication Details
ID Check:
Transaction: 31020865162555
Result: passed
Vendor ID: LexisNexis
Type: iAuth
Recipient Name Provided by: Recipient
Information Provided for ID Check: Address, SSN9, SSN4, DOB
Performed: 3/9/2023 12:31:37 PM

Question Details:
passed person.known.single.fake
passed vehicle.historical.association.real
passed county.lived.single.real
passed property.city.real
passed corporate.association.real
passed corporate.association.real

Electronic Record and Signature Disclosure:
Accepted: 3/9/2023 12:31:44 PM
ID: 4b9aa82b-a392-4988-94e4-e214206703b3

Signer Events	Signature	Timestamp
Christian Ebert christian.ebert@bridgebank.com Vice President Security Level: Email, Account Authentication (None)	DocuSigned by: Christian Ebert 8E5B2B6D8D0449F... Signature Adoption: Pre-selected Style Using IP Address: 38.29.192.249	Sent: 3/9/2023 12:32:00 PM Viewed: 3/9/2023 12:33:12 PM Signed: 3/9/2023 12:33:22 PM

Electronic Record and Signature Disclosure:
Accepted: 3/9/2023 12:33:12 PM
ID: fcef229f-aa11-4f8d-8f7b-66cba39cb1ba

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	3/9/2023 12:28:56 PM
Certified Delivered	Security Checked	3/9/2023 12:33:12 PM
Signing Complete	Security Checked	3/9/2023 12:33:22 PM
Completed	Security Checked	3/9/2023 12:33:22 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/10/2021 7:23:23 AM
Parties agreed to: Kathleen P. Bloch, Christian Ebert

ELECTRONIC COMMUNICATIONS, RECORD AND SIGNATURES

You agree that Western Alliance Bank ("we," "us," "our," or similar terms) may use electronic communications to enter into agreement and contracts between ourselves and you and otherwise to establish terms and conditions for products and services you receive from or through us. Electronic agreements may be provided to you though such things as hyperlinks or "click-through" agreements on our web site. Your consent to or agreement with the electronic communication in these circumstances may occur by your clicking "agreed" or similar terms, or by your subsequent use of a product or service, or otherwise as may be specified in the communication or as provided by law (subject to any limitations set forth in the communication). Your signature and agreement may be obtained by us electronically and includes mouse clicks, key strokes, your use of passwords or other authentication systems, or as is otherwise set forth in the particular electronic communication.

You agree not to contest the authorization for, or validity or enforceability of, our electronic records and documents, or the admissibility of copies thereof, under any applicable law related to whether certain agreements, files or records are to be in writing or signed by the party to be bound thereby. Records and electronically "signed" documents, if introduced as evidence on paper in any judicial or other proceedings, will be admissible to the same extent and under the same conditions as other documentary business records. Upon our request, you agree to manually sign or place your signature on any paper original of any record or "signed" document which we provide to you containing your purported signature.

If you choose not to agree to these terms, it will not limit our ability to otherwise communicate with you electronically, to the extent not prohibited by applicable law. However, it may slow the speed at which we can complete certain steps and complete transactions with you.

We reserve the right, from time to time, to deliver one or more communications in paper form instead of electronic form by mailing or emailing a communication to the last known mailing or email address on our records for you. In the event that we do so, we may continue to provide communications to you in electronic form.

If you download or print any confidential materials, be sure that you store them in a secure environment, just as you would paper-based bank records.

Getting paper copies

You may obtain paper copies of any of the communications the Bank provides to you electronically by sending your written request to **Western Alliance Bank, Atten: Treasury Management Support, One East Washington Street, Suite 1400, Phoenix, AZ 85004**. If you request a paper-based copy, the Bank will provide the first copy to you free of any Bank fees or charges. Although we do not currently impose a fee or other charge for additional paper copies of electronic communications, we reserve the right to impose a fee or charge in the future and to change such fee at any time.

Required hardware and software

In order for you to access and retain the electronic communications, you will need a computer with sufficient memory to store electronic records as well as a working connection to the internet. The requirements are as follows:

Operating System	Microsoft Internet Explorer	Apple Safari®	Mozilla Firefox®
Windows Vista®	9.0	4.0, 5.0	33.0, 34.0
Windows 7	10.0, 11.0	N/A	33.0, 34.0

Windows 8	10.0	N/A	33.0, 34.0
Windows 8.1	11.0	N/A	33.0, 34.0
Mac OS X 10.9 (Maverick™)	N/A	6.01	33.0, 34.0

Hardware:	**Browser configured to support:**
• 1 GHz Celeron processor	• 128-bit encryption
• 1024x768 SVGA resolution at 256 colors	• JavaScript
• 500 MB RAM	• Cookies
• 128 Kbps (slowest DSL) or better	• Cascading Style Sheets
	• Browser page cache should be set to get a new version every visit to the page

In addition, you will need to have Adobe® Reader installed on your device to be able to view and/or save the electronic documents.

Access, Retention and Agreement Acknowledgement

By checking the 'I Agree' box, I confirm and acknowledge each of the following:

- I can access and read this ELECTRONIC COMMUNICATIONS, RECORDS AND SIGNATURES document;
- I can print or electronically store and save this document, for future reference and access; and
- I agree to all of the terms of this ELECTRONIC COMMUNICATIONS, RECORDS AND SIGNATURES document.

Western Alliance Bank. Member FDIC.